                                                           Exhibit 10.35(a)


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT IN CONNECTION WITH THE RESALE THEREOF UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS AVAILABLE. THIS NOTE MAY BE SUBJECT TO ORIGINAL ISSUE DISCOUNT.

                              PROMISSORY NOTE

Due:  March 8, 1998

$                                                                         1996

    FOR VALUE RECEIVED, ADVANCED RADIO TECHNOLOGIES CORPORATION, a Delaware corporation (the "Maker") having an office at 500 108th Avenue, N.E., Bellevue, Washington 98004, hereby promises to pay in cash on March 8, 1998 to the order of ____________ (the "Payee") the principal sum of ____________ DOLLLARS together with interest in cash at the rate of fourteen and seventy-five one hundredths percent (14.75%) per annum, based on the actual number of days elapsed over a 360-day year, as provided herein, with interest payable in arrears, on December 8, March 8, June 8, and September 8, of each year. Notwithstanding the foregoing, the outstanding principal sum together with interest thereon shall be due and payable upon the consummation of an initial public offering or private placement of the Maker's securities that results in aggregate gross proceeds to the Maker of at least $60,000,000.

    This Note is one of the Notes (the "Notes") of like tenor issued between September 6 and October 16, 1996 in the aggregate principal amount of $4,000,000.

    In consideration for the indebtedness evidenced by this Note, the Maker shall issue warrants exercisable to purchase certain shares of Common Stock of the Maker (the "Unit Warrants") as more particularly described in that certain Common Stock Purchase Warrant executed by the Maker in favor of the Payee on the date hereof.

    The following shall be deemed events of default hereunder:

         1. If any payment shall not be made within ten (10) days when the same shall become due and payable;

         2. If the Maker shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of a substantial part of its assets or property; (ii) make a general assignment for the benefit of creditors; (iii) be adjudicated a bankrupt;
    (iv) file a voluntary petition in bankruptcy or petition or an answer seeking reorganization, or make a plan with creditors or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute now or hereafter in effect or an answer admitting the material allegations of any petition filed against it in any proceeding under any such law or statute; or (v) admit in writing the Maker's inability to pay the Maker's debts as they become due;

         3. If any proceeding against the Maker seeking reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under the present or any future Federal Bankruptcy Act or other applicable Federal or state statute, law or regulation shall remain undismissed or continue unstayed and in effect for a period of sixty (60) days; or

         4. If a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver for a substantial part of the assets or properties of the Maker and such order, judgment or decree shall continue unvacated or unstayed and in effect for a period of sixty (60) days.

    Unless the Payee otherwise elects, in the Payee's sole discretion, this Note shall automatically become immediately due and payable, without further notice or demand, upon the occurrence of any event of default hereinabove described. Upon the acceleration of the entire or any portion of the unpaid balance of this Note, the holder, without prejudice to any other rights, is authorized to proceed against the Maker and shall not be required to have recourse to any security given for payment of this Note.

    In the event this Note is not prepaid by December 31, 1996, the Maker will issue to holders thereof additional five-year warrants, in substantially the same form as the Unit Warrants, effective as of the date of issuance of the Unit Warrants, exercisable to purchase an aggregate of 320,000 shares of the Maker's Common Stock at the exercise price per share then in effect under the Unit Warrants.

    In the event of a default on the Notes, the Maker shall (a) pay interest, quarterly in arrears, on the sum of (i) the principal amount thereof and (ii) any accrued and unpaid interest thereon, at the rate of twenty-two percent (22%) per annum, based on the actual number of days elapsed over a 360-day year from the date of default and (b) grant to the holder of each $100,000 principal amount thereof an additional five-year warrant, in a form substantially similar to that of the Unit Warrants (except that Section 7.1(a) and (b) and the first 12 words of Section 7.1(c) shall be deleted in such additional warrant), exercisable as of the date of such default to purchase 20,000 shares of Common Stock of the Maker at the exercise price per share of $3.00.

    This Note shall be unsecured and shall rank senior to all other indebtedness for money borrowed including interest thereon ("Funded Indebtedness") of the Maker incurred after the date hereof (other than existing Funded Indebtedness of Advanced Radio Telecom Corp. ("Telecom"), giving effect to the proposed merger (the "Merger") of a subsidiary of the Maker into Telecom); provided that with the written consent of holders of at least 80% of the outstanding principal amount of the Notes outstanding, the Maker may incur additional Funded Indebtedness either senior or PARI PASSU with this Note. This Note shall rank junior in rights of payment and liquidation to all existing Funded Indebtedness of the Maker or of Telecom (after giving effect to the Merger), and the Maker shall be obligated (after giving effect to the Merger) to make payment in full of all Funded Indebtedness of Telecom existing on the date of this Note prior to payment of this Note.

    At the option of the Maker, the unpaid balance of this Note may be prepaid in whole or in part, from time to time, without penalty or premium.

    Except as otherwise expressly provided herein, the Maker, sureties, guarantors and endorsers of this Note hereby severally waive presentment, demand for payment, dishonor, notice of dishonor, protest and notice of protest, and any and all other requirements necessary to hold them liable as the Maker.

    The liability of the Maker hereunder shall be unconditional. No act, failure or delay by the holder hereof to declare a default as set forth herein or to exercise any right or remedy it may have hereunder, or otherwise, shall constitute a waiver of its rights to declare such default or to exercise any such right or remedy at such time as it shall determine in its sole discretion.

    Each of the Maker, surety, guarantor and endorser further agrees, jointly and severally, to pay all costs of collection, including reasonable attorney's fees and all costs of levy or appellate proceedings or review, in case the principal or any interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protect the security hereof, whether suit be brought or not.

    Any and all notices or other communications required or permitted to be given under this Note shall be in writing and shall be deemed to have been duly given upon personal delivery or the mailing thereof by certified or registered mail (a) if to the Maker, at its address set forth above; and (b) if to the Payee, addressed to it or at such other address any person or entity entitled to receive notices may specify by written notice given as aforesaid.

    This Note may not be changed or terminated orally.

    This Note shall be binding upon the Maker, its legal representatives, successors or assigns and shall inure to the benefit of the Payee and its successors, endorsers, assigns or holder(s) in due course.

    This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. By signing below, the Maker hereby irrevocably submits to the jurisdiction of such state and to service of process by certified or registered mail at the Maker's last known address. No provision of this Note may be changed unless in writing signed by the Payee.

    IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized representative as of the date and year first above written.


                                    ADVANCED RADIO TECHNOLOGIES CORPORATION


                                    By:_________________________



Payment of the above Note is hereby guaranteed.


                                    ADVANCED RADIO TELECOM CORP.


                                    By:_________________________